                                            Registration No. 333-_______________

    As filed with the Securities and Exchange Commission on April 28, 1997

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                     SECURITY CAPITAL ATLANTIC INCORPORATED
             (Exact Name of Registrant as Specified in its Charter)

                                    Maryland
         (State or Other Jurisdiction of Incorporation or Organization)

                                   85-0415503
                      (I.R.S. Employer Identification No.)

                  Six Piedmont Center, Atlanta, Georgia 30305
              (Address of Principal Executive Offices) (Zip Code)

                     SECURITY CAPITAL ATLANTIC INCORPORATED
                    SHARE OPTION PLAN FOR OUTSIDE DIRECTORS
                            (Full Title of the Plan)

                          Jeffrey A. Klopf, Secretary
                     Security Capital Atlantic Incorporated
                              Six Piedmont Center
                             Atlanta, Georgia 30305
                    (Name and Address of Agent for Service)

                                 (404) 237-9292
         (Telephone Number, including Area Code, of Agent for Service)


                              CALCULATION OF REGISTRATION FEE
======================================================================================
                                               Proposed     Proposed
      Title of                                 Maximum      Maximum
     Securities                 Amount         Offering    Aggregate     Amount of
       to Be                    to Be         Price Per     Offering    Registration
     Registered             Registered/1//    Share/2//    Price/2//        Fee
--------------------------------------------------------------------------------------
   Common Stock,
   $.01 par value            100,000 Shares   $21.55313    $2,155,313       $654
======================================================================================

1/ Also registered hereby are an indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution provisions of the plan.

2/ In accordance with Rule 457(h)(1), the offering price of shares of Common Stock currently subject to options was computed upon the basis of the exercise price. The number of such shares and respective per share exercise prices are as follows: 3,000 shares at $21.25. The offering price for the remaining 97,000 shares for which options have not been awarded was computed upon the basis of the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on April 24, 1997, which was $21.5625.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents, which have heretofore been filed by the registrant with the Securities and Exchange Commission (File No. 1-12303), are incorporated by reference herein and shall be deemed to be a part hereof:

     (a) The registrant's Annual Report on Form 10-K for the year ended December 31, 1996;

     (b) The registrant's Current Reports on Form 8-K filed January 27, 1997 and March 26, 1997;

     (c) The description of the registrant's Common Stock contained in the registrant's registration statement on Form 8-A; and

     (d) The description of the registrant's preferred share purchase rights contained in the registrant's registration statement on Form 8-A.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the issuance of the shares of Common Stock registered hereunder will be passed upon for the registrant by the law firm of Mayer, Brown & Platt, Chicago, Illinois. Mayer, Brown & Platt has represented and is currently representing the registrant and certain of its affiliates.

Item 6. Indemnification of Directors and Officers.

     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit of profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The registrant's charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The registrant's officers and directors are and will be indemnified under the registrant's charter against certain liabilities. The registrant's charter provides that the registrant will, to the maximum extent permitted by Maryland law in effect from time to time, indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the registrant or (b) any individual who, while a director or officer of the registrant and at the request of the registrant, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, employee benefit plan or other enterprise. The registrant has the power, with the approval of the registrant's board of directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the registrant in any of the capacities described in (a) or (b) above and to any employee or agent of the registrant or its predecessors.

     Maryland law requires a corporation (unless its charter provides otherwise, which the registrant's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Maryland law permits the registrant to advance reasonable expenses to a director or officer upon the registrant's receipt of
(a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the registrant as authorized by the registrant's Bylaws and
(b) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the registrant if it shall ultimately be determined that the standard of conduct was not met.

     The registrant has entered into indemnity agreements with each of its officers and directors which provide for reimbursement of all expenses and liabilities of such officer or director, arising out of any lawsuit or claim against such officer or director due to the fact that he or she was or is serving as an officer or director, except for such liabilities and expenses (a) the payment of which is judicially determined to be unlawful, (b) relating to claims under Section 16(b) of the Exchange Act or (c) relating to judicially determined criminal violations.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     See Index to Exhibits.

Item 9. Undertakings.

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's charter or bylaws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of Security Capital Atlantic Incorporated, a Maryland corporation, and each of the undersigned directors and officers of Security Capital Atlantic Incorporated, hereby constitutes and appoints James C. Potts, Constance B. Moore, William Kell, Jeffrey A. Klopf, Ariel Amir, Edward J. Schneidman and Michael T. Blair its, his or her true and lawful attorneys-in-fact and agents, for it, him or her and in its, his or her name, place and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement (including post-effective amendments thereto, and other documents in connection therewith), and to file the same, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as it, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 25th day of April, 1997.



                                  Security Capital Atlantic Incorporated


                                  By:   /s/ CONSTANCE B. MOORE
                                     -----------------------------------
                                     Constance B. Moore
                                     Co-Chairman and Chief Operating Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the dates indicated.


       Signature                      Title                  Date
       ---------                      -----                  ----

/s/ JAMES C. POTTS          Co-Chairman, Chief Investment    April 25, 1997
------------------------    Officer and Director
     James C. Potts

/s/ CONSTANCE B. MOORE      Co-Chairman, Chief Operating     April 25, 1997
------------------------    Officer and Director
   Constance B. Moore

/s/ WILLIAM KELL            Vice President and Controller    April 25, 1997
------------------------    (Principal Financial and
      William Kell          Accounting Officer)

/s/ M. A. GARCIA III        Director                         April 25, 1997
------------------------
    M. A. Garcia III

/s/ NED S. HOLMES           Director                         April 25, 1997
------------------------
     Ned S. Holmes

/s/ JOHN M. RICHMAN         Director                         April 25, 1997
------------------------
    John M. Richman

                                 EXHIBIT INDEX

Exhibit    Description
-------    -----------

4.1        Security Capital Atlantic Incorporated Share Option Plan for Outside
           Directors (incorporated by reference to Exhibit 10.7 to the registrant's Form S-11 No. 333-07071).

4.2        First Amendment to Security Capital Atlantic Incorporated Share
           Option Plan for Outside Directors (incorporated by reference to
           Exhibit 10.8 to the registrant's Form S-11 No. 333-07071).

4.3        Second Amendment to Security Capital Atlantic Incorporated Share
           Option Plan for Outside Directors.

4.4 Second Amended and Restated Articles of Incorporation of the registrant (incorporated by reference to Exhibit 4.1 to the registrant's Form S-11 No. 333-07071).

4.5        Articles of Amendment to Second Amended and Restated Articles of
           Incorporation of the registrant (incorporated by reference to Exhibit
           4.2 to the registrant's Form S-11 No. 333-07071).

4.6        Articles of Amendment to Second Amended and Restated Articles of
           Incorporation of the registrant (incorporated by reference to Exhibit
           4.3 to the registrant's Form S-11 No. 333-07071).

4.7        Articles Supplementary to Second Amended and Restated Articles of
           Incorporation (incorporated by reference to Exhibit 4.4 to the registrant's Form 10-K for the year ended December 31, 1996).

4.8 Second Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 4.4 to the registrant's Form S-11 No. 333-
           07071).

4.9 Rights Agreement, dated as of March 12, 1996, between the registrant and The First National Bank of Boston, as Rights Agent, including form of Rights Certificate (incorporated by reference to Exhibit 4.5 to the registrant's Form S-11 No. 333-07071).

4.10 Form of stock certificate for shares of common stock of the registrant (incorporated by reference to Exhibit 4.6 to the registrant's Form S-11 No. 333-07071).

5 Opinion of Mayer, Brown & Platt as to the legality of the securities registered.

23.1       Consent of Ernst & Young LLP.

23.2       Consent of Mayer, Brown & Platt (included in its opinion filed as
           Exhibit 5 hereto).

24         Power of Attorney (included at page 5 hereof).